Exhibit 10.26

Document of Understanding Between Advanced Energy Industries and

Advanced Power Technologies

Contract Number: 1010

1.             PREAMBLE

This agreement is made on this 15th day of Jan 2001 by and between Advanced Energy Industries, Inc. & Affiliates (hereinafter referred to as “Buyer”) and Advanced Power Technologies, (hereinafter referred to as “Seller”), under which services shall be performed. This contract is in effect through the 15th day of Jan 2002.

2.             TERMS AND CONDITIONS

No terms and conditions other than the terms and conditions set forth in this document and such terms and conditions as are set forth in any document attached to or incorporated by reference in this contract shall be binding unless specifically accepted by both the Buyer’s authorized Purchasing Agent or Commodity Manager and the Seller’s authorized agent. This contract will be reviewed on an annual basis and unless terminated by either party, as provided for in Section 19, shall continue to be in force. This contract is intended as the complete and final agreement of both parties and exclusive statement of its terms and may not be changed, altered or modified, except in writing by agreement of both parties.

3.             WARRANTY

[ * ]. The Seller shall comply with all applicable Colorado State, Federal and local laws, rules and regulations. The exclusive venue for any litigation concerning this matter shall be in the Larimer County District Court in Fort Collins, Colorado.

4.             LIABILITY

The Seller agrees that the relationship established by this order constitutes him as an independent contractor and that, no tax assessment or legal liability of the Seller or of his agents or employees becomes, by reason of this order, an obligation of the Buyer.

5.             REMEDY

Seller will not be responsible for incidental or consequential damages. Seller’s entire remedy will be the value of the product sold to Buyer.

6.             BUYER CHANGES

Buyer shall have the right to make changes to existing orders. Purchase order changes will be allowed only if authorized by Buyer. If such change affects delivery, quality or amount to be paid by Buyer, Seller shall notify Buyer of such changes in writing.

[ * ] = CONFIDENTIAL TREATMENT REQUESTED

7.             ENGINEERING CHANGE ORDERS AND BUYER CHANGES

All engineering change orders will be communicated to Seller via an Engineering Change Order (ECO). If such change affects delivery, quality or the amount to be paid by Buyer, Seller shall notify Buyer immediately. The charges for scrap and/or rework resulting from any change submitted via Buyer’s ECO process, shall be limited to the materials in process at the time of the change and within Seller’s manufacturing cycle, as defined in the related addendum. These charges will be communicated in their entirety in writing, to Buyer, within fifteen (15) working days of receipt of ECO. Buyer will not be responsible for any costs associated with the change order which are not identified within the fifteen (15) working day window.

8.             DELIVERY

The goods described herein shall be delivered FOB point of origin. Buyer’s Purchasing Agent or Commodity Manager shall authorize means of shipment. Preferred means of shipment is UPS Ground. If seller chooses alternative method of shipment without Buyer’s authorization, Seller is responsible for any incremental shipping charges.

[ * ].

Identification of the goods shall occur when they are placed in the hands of the Carrier. Title shall pass to Buyer upon delivery to Carrier. The goods shall be placed in suitably protected containers, the nature of which may be determined by the Buyer.

9.             KANBAN PULL PROCESS

Seller will participate in a Kanban pull process for specifically agreed upon part numbers, as listed in addendum. This list will be updated as parts are added on to or deleted off of the Kanban program, with agreement between Buyer and Seller.

Buyer’s authorized Purchasing Agent or Commodity Manager and Seller shall agree on the Kanban quantity and replenishment strategy for each part number. Kanban quantities for all part numbers will be reviewed by Buyer on an as required basis and adjusted accordingly. Buyer’s quantity of Finished Goods Bins is subject to change dependent upon Seller’s ability to reduce manufacturing lead-time. Changing the

[ * ] = CONFIDENTIAL TREATMENT REQUESTED

quantity of Finished Goods Bins at the buyer’s facility does not necessitate re-negotiation of this contact. Seller agrees that no shipments will be made to Buyer unless authorized by Buyer.

10.          PURCHASE ORDER

Buyer will also be entitled to issue purchase orders for individual items separate from the Kanban Pull process and the Schedule Agreement Process, as quoted by Seller and agreed to in writing by Buyer.

11.          SCHEDULE AGREEMENT

Schedule Agreements will be issued with agreement by Buyer and Seller for a specific time frame, by part number, negotiated price and estimate annual usage. Buyer shall provide Seller with demand information as part of the planning and forecasting process, to be updated periodically as agreed upon by Buyer and Seller. This report is for use as a planning tool only. Seller is responsible for any and all material purchased beyond the agreed upon liabilities, as stated in addendum.

12.          LIMITATION OF MATERIAL LIABILITY

The extent and limitation of Buyer’s liability for materials purchased by Seller are as defined in the addendum.

13.          PRICING

Buyer and Seller agree to the price(s) set forth in the appropriate addendum. Any change in the contracted price must have written approval by Buyer’s Commodity Manager or Purchasing Agent, prior to implementation. Seller will establish a cost reduction program, which will be reviewed on an annual basis. Cost changes will be reflected in price adjustments and a revised addendum to this document.

14.          PAYMENT TERMS

Terms of payment are net [ * ] days for each shipment invoiced, unless otherwise expressly provided for and confirmed in writing by the Seller. Method of payment for goods receipt is electronic receipt settlement (ERS). Seller shall use standard invoicing for charges on any items that do not require a goods receipt.

15.          PROPRIETARY INFORMATION

It is understood that the Buyer may provide proprietary information to the Seller, likewise, Seller may provide proprietary information to Buyer in the performance of this contract. “Proprietary Information” shall be deemed to include all information conveyed by one party to the other party orally, in writing, by demonstration or by magnetic or other media. If the disclosure is in other than written form, the information shall not be

[ * ] = CONFIDENTIAL TREATMENT REQUESTED

deemed Proprietary Information after thirty (30) days unless within that period the disclosing party has identified it as such in written summary communicated to the receiving party. Proprietary Information may also include, by way of example but without limitations, data, know-how, formulas, algorithms, processes, design, sketches, photographs, plans, drawings, specifications, samples, reports, customer and distributor names, pricing information, product demand information, market definitions, inventions and ideas.

Proprietary Information shall not include information, which can be clearly demonstrated to be:

a) generally known or available to the public, through no act of omission on the part of the receiving party; or

b) known to the receiving party prior to disclosure under this agreement; or

c) provided to the receiving party by a third party without any restriction on disclosure and without breach of any obligation of confidentiality to a party.

Both parties to this agreement, agree to return to the forwarding party all documents containing propriety information and to retain no copies thereof. In addition, ownership and possession of all product assembly and test fixtures, tooling, test programs, Non-Recurring Engineering (NRE) tooling, test equipment and consigned equipment, shall revert to Buyer. Both parties to the agreement agree that the obligation to protect proprietary information shall be ongoing and shall not cease upon completion or termination of this contract.

16.          REVIEWS

Buyer and Seller agree to conduct Annual Business Reviews, at an agreed venue. Such reviews shall be conducted by the Buyer’s Commodity Manager or authorized Purchasing Agent. Pricing will be reviewed annually, by the Seller and the Buyer’s Commodity Manager or authorized Purchasing Agent. Supplier will establish and maintain a formal cost reduction program. Material or labor cost savings identified by the Buyer in conjunction with and verified by the Seller shall be implemented immediately and shared equally between the Buyer and the Seller.

17.          DEFECTIVE MATERIAL RETURN POLICY

The Buyer will issue a DMR to the Seller prior to returning failed product to the Seller. Seller shall acknowledge Buyer DMR with an RMA number within twenty-four (24) hours. Seller shall repair or replace failed products under warranty in a timely manner, at Seller’s discretion, at Seller’s expense. The Seller will pay freight on goods returned to the Buyer which are covered by warranty..

[ * ] = CONFIDENTIAL TREATMENT REQUESTED

18.          QUALITY ASSURANCE

APT’s Quality must meet all applicable Seller’s specifications. The Buyer shall inspect the goods not later than the time permitted by the carrier for inspection and assertion of claims, which may be related to shipping and handling. The failure of the Buyer to report any damage or claims within two (2) weeks of the Buyer’s receipt shall constitute the Buyer’s admission of receipt of the goods in an undamaged condition and that such goods are in full conformity with the contract. The Seller will utilize the Supplier Call Back process to document all issues and concerns. Seller agrees to participate in continuous improvement plans and programs as defined by Buyer and Seller. .

19.          COMPLETE AGREEMENT

This contract is intended as the complete and final agreement of the parties and exclusive statement of its terms. This contract may not be changed, altered or modified, except in writing by the party against whom enforcement is sought. Either party with thirty (30) days written notice may terminate this agreement. This clause is subject to review after one year.

20.          MATERIAL PIPELINE REQUIREMENTS

The seller is responsible setting up and maintaining a pipeline of finished goods for the items listed in the addendum that will meet the following demands:

a. Be able to provide product to the customer in the specified quantities and delivery times set forth in the Kanban agreements

b. Be able to meet and sustain the demands of a 50% ramp immediately

[ * ] = CONFIDENTIAL TREATMENT REQUESTED

21.          SIGNATURE PAGE:

Signature attests that the parties have reviewed this agreement and concur with the parameters:

Advanced Energy Industries, Inc.	Advanced Power Technologies

Name/Date	Name/Date

Title	Title

Name/Date	Name/Date

Title	Title

Name/Date	Name/Date

Title	Title

Name/Date	Name/Date

Title	Title

Name/Date	Name/Date

Title	Title

[ * ] = CONFIDENTIAL TREATMENT REQUESTED

APT Addendum

Part Number Pricing and Liability Information

Plant	AE P/N	Class	EAU 00	EAU 01	Unit Price		01 Price		Est. Annual S ‘00		Est. Annual $‘01
UCM1	1501258	A	1200	1800	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UCM1	1541036	A	1300	900	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UCM1	1541097	A	2200	2400	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UCM1	1541107	A	250	400	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UCM1	1541108	A	1000	1800	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UCM1	8100014	A	179	1000	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UCM1	8100021	A	6231	500.	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UCM1	8705113	A	1300	3800	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UGS1	8705109	A	1200	1400	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP01	1501227	A	3797	6000	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP01	1501232	A	8915	13500	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP01	1501257	.A	1379	1400	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP01	1501258	A	239	1800	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP01	1501260	A	682	4500	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP01	1501291	A	4500	7200	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP01	1541031	A	3600	3600	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP01	1541052	A	43587	39000	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP01	1541064	A	977	600	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP01	1541083	A	2691	3600	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP01	1541088	A	4601	22000	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP01	1541095	A	789	1800	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP01	1541098	A	14078	27600	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP01	1541118	A	1300	7200	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP01	8705109	A	9665	14400	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP01	8705111	A	6100	22000	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP03	1541031	A	10000	10200	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
UP03	1541134	B	—	7300	$	[ * ]	$	[ * ]	[ * ]		$	[ * ]
UP04	1541088	A	4801	1000	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
			136361	208700					$	[ * ]	$	[ * ]

Total Liability                       11%

Plant	Bin Size	NCNR	Bins FGI Liability	Bins WIP Liability	Bins of Die Buffer	Total $ Liability *		Cycle Time	Delta
UCM1	100	N	2	2	2	$	[ * ]	14 wks	$	[ * ]
UCM1	65	Y	2	2	2	$	[ * ]	14wks	$	[ * ]
UCM1	100	N	2	2	2	$	[ * ]	14wks	$	[ * ]
UCM1	26	N	2	2	2	$	[ * ]	14 wks	$	[ * ]
UCM1	100	N	2	2	2	$	[ * ]	14 wks	$	[ * ]
UCM1	80	Y	2	2	2	$	[ * ]	14wks	$	[ * ]
UCM1	50	N	2	2	2	$	[ * ]	14wks	$	[ * ]
UCM1	135	Y	2	2	2	$	[ * ]	14 wks	$	[ * ]
UGS1	40	Y	2	2	2	$	[ * ]	14 wks	$	[ * ]
UP01	265	N	2	2	2	$	[ * ]	14 wks	$	[ * ]
UP01	825	N	2	2.2		$	[ * ]	14wks	$	[ * ]
UP01	50	N	2	2	2	$	[ * ]	14 wks	$	[ * ]
UP01	100	N	2	2	2	$	[ * ]	14 wks	$	[ * ]
UP01	180	N	2	2	2	$	[ * ]	15 wks	$	[ * ]
UP01	310	N	2	2	2	$	[ * ]	14 wks	$	[ * ]
UP01	250	Y	,2	2	2	$	[ * ]	14 wks	$	[ * ]
UP01	2000	Y	2	2	2	$	[ * ]	14 wks	$	[ * ]
UP01	72	N	2	2	2	$	[ * ]	14 wks	$	[ * ]
UP01	200	N	2	2	2	$	[ * ]	14wks	$	[ * ]
UP01	885	N	2	2	2	$	[ * ]	14 wks	$	[ * ]
UP01	100	N	2	2	2	$	[ * ]	14 wks	$	[ * ]
UP01	1600	N	2	2	2	$	[ * ]	14 wks	$	[ * ]
UP01	315	Y	2	2	2	$	[ * ]	14 wks	$	[ * ]
UP01	800	Y	2	2	2	$	[ * ]	14wks	$	[ * ]
UP01	610	Y	2	2	2	$	[ * ]	14wks	$	[ * ]
UP03	500	N	2	2	2	$	[ * ]	14wks	$	[ * ]
UP03	500	N	2	2	2	$	[ * ]	14wks	[ * ]
UP04	125	N	2	2	2	$	[ * ]	14wks	$	[ * ]
						$	[ * ]		$	[ * ]

Cost Savings        -4%

AE is ONLY liable for Power Mos IV parts and NCNR parts that APT has no other customers (FGI and WIP)

* Does not include Die Buffer Stock

New Parts to be Added

Plant	APT P/N	Class	EAU 00	EAU 01	Unit Price	01 Price		Est. Annual $ ‘00	Est. Annual $‘01
UP01	50M65JVFR		—	—		$	[ * ]

Plant	Bin Size	NCNR	Bins FGI Liability	Bins WIP Liability	Bins of Die Buffer	Total $ Liability *	Cycle Time	Delta
UP01

[ * ] = CONFIDENTIAL TREATMENT REQUESTED